UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

February 2, 2016

Date of Report (date of earliest event reported)

Cubic Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-8931	95-1678055
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

9333 Balboa Avenue San Diego, California	92123
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 277-6780

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14-d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01  Entry into a Material Definitive Agreement.

Credit Agreement Amendment

On February 2, 2016, Cubic Corporation (“Cubic”) entered into a Second Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) by and among Cubic Corporation, JPMorgan Chase Bank, N.A. (as administrative agent) (“JPMorgan Chase”), and the other lenders party thereto. The Amendment amends Cubic’s Second Amended and Restated Credit Agreement, dated as of May 8, 2012, by and among Cubic, JPMorgan Chase, and the other lenders party thereto, as amended (the “Credit Facility”).

The Amendment provides for, among other things, an increase in the revolving line of credit available under the Credit Facility from the prior limit of $200.0 million (including up to $200.0 million of letters of credit) to $400.0 million (including up to $200.0 million of letters of credit). Commitments under the revolving line of credit terminate on May 8, 2017. Borrowings under the Credit Facility bear interest, at Cubic’s option, at either (1) the LIBOR rate plus an initial applicable margin of 2.25% or (2) the administrative agent’s prime rate or other alternative base rate as announced from time to time plus an initial applicable margin of 1.25%. In the case of each of (1) and (2), the applicable margin is based on Cubic’s ratio of debt to adjusted earnings before interest, taxes, depreciation and amortization. The Credit Facility is unsecured, but it is required to be guaranteed by certain significant domestic subsidiaries of Cubic.

The Credit Facility contains financial covenants setting a maximum total ratio of debt to adjusted earnings before interest, taxes, depreciation and amortization and a minimum interest coverage ratio. In addition, the Credit Facility contains covenants that restrict, among other things, Cubic’s ability to sell assets, incur indebtedness, make investments, grant liens, pay dividends and make other restricted payments. The Credit Facility also contains customary events of default. Upon the occurrence and during the continuance of an event of default, the lenders may declare all outstanding amounts under the Credit Facility immediately due and payable, and may terminate commitments to make any additional advances thereunder.

Certain of the lenders under the Credit Facility and their respective affiliates have performed, and may in the future perform, for Cubic and its affiliates various commercial banking, investment banking, financial advisory or other services, for which they have received and may in the future receive customary compensation and expense reimbursement.

The description of the Amendment contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, which is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Amended and Restated Note Purchase and Private Shelf Agreement

On February 2, 2016, Cubic entered into an Amended and Restated Note Purchase and Private Shelf Agreement (the “Note Agreement”), by and among Cubic, certain of its subsidiaries as guarantors, and PGIM, Inc. and certain of its affiliates (collectively, the “Purchasers”).

Pursuant to the Note Agreement, on February 2, 2016, Cubic issued and sold to the Purchasers $75.0 million aggregate principal amount of Series D senior unsecured notes, bearing interest at a rate of 3.93% per annum and maturing on March 12, 2026.  The Note Agreement amends and restates the Note Purchase and Private Shelf Agreement dated as of March 12, 2013, by and among Cubic, certain of its subsidiaries as guarantors, and Prudential Investment Management, Inc. and certain of its affiliates, pursuant to which Cubic issued and sold: (a) $50.0 million aggregate principal amount of Series A senior unsecured notes on March 12, 2013, bearing interest at a rate of 3.35% per annum and maturing on March 12, 2025; (b) $50.0 million aggregate principal amount of Series B senior unsecured notes on April 23, 2013, bearing interest at a rate of 3.35% per annum and maturing on March 12, 2025; and (c) $25.0 million aggregate principal amount of Series C senior unsecured notes on July 17, 2015, bearing interest at a rate of 3.70% per annum and maturing on March 12, 2025. Interest on the notes is due semi-annually and principal payments are due from 2021 through 2025 in the case of the Series A, B and C notes, and from 2020 through 2026 in the case of the Series D notes.

In addition, pursuant to the Note Agreement, Cubic may from time to time issue and sell, and the Purchasers may in their sole discretion purchase, within the next three years, additional senior unsecured notes (the “Shelf Notes,” and together with the Series A, B, C and D notes, the “Notes”) in aggregate principal amount of up to $25.0 million.  The Shelf Notes will have a maturity date of no more than 12 years from the date of issuance, and an average life of no more than 10 years from the date of issuance.  The Shelf Notes will have such other terms, including interest rate, as the parties may agree upon at the time of issuance.

The Note Agreement contains customary covenants, including requirements for Cubic to maintain certain interest coverage and leverage ratios and restrictions on Cubic’s and certain of its subsidiaries’ abilities to, among other things, incur additional indebtedness, create liens, consolidate or merge with any other entity, or transfer or sell substantially all of their assets, in each case subject to certain exceptions and limitations.

The Note Agreement also contains customary events of default, including: (a) failure by Cubic to pay principal or interest on the Notes when due; (b) failure by Cubic or certain of its subsidiaries to comply with the covenants in the Note Agreement; (c) failure of the representations and warranties made by Cubic or certain of its subsidiaries to be correct in any material respect; (d) cross-defaults with other indebtedness of Cubic or certain of its subsidiaries resulting in the acceleration of the maturity thereof; (e) certain bankruptcy and insolvency events with respect to Cubic or certain of its subsidiaries; (f) failure by Cubic or certain of its subsidiaries to satisfy certain final judgments when due; and (g) a change in control of Cubic, in each case subject to certain exceptions and limitations.  The occurrence of any event of default under the Note Agreement may result in all of the Notes then outstanding becoming immediately due and payable.

In addition, if at any time the Credit Facility, or any agreement or document related thereto, includes (a) any covenant, event of default or similar provision that is not provided for in the Note Agreement, or (b) any covenant, event of default or similar provision that is more restrictive than the same or similar covenant, event of default or similar provision provided in the Note Agreement, then such covenant, event of default or similar provision shall be deemed to be incorporated by reference in the Note Agreement.

The description of the Note Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the complete text of the Note Agreement, which is attached as Exhibit 10.2 to this report and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 2, 2016, Cubic completed its previously announced acquisition of GATR Technologies, Inc., an Alabama corporation, which manufactures next-generation deployable satellite communication terminal solutions, for total cash consideration of $232.5 million, including $7.5 million of contingent consideration, subject to customary post-closing adjustments.  The acquisition was funded with borrowings under the Credit Facility and proceeds from the issuance of the Series D notes described in Item 1.01 above.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 above is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

Exhibit
Number	Description of Exhibit
10.1

Second Amendment to Second Amended and Restated Credit Agreement, dated as of February 2, 2016, by and among Cubic Corporation, JPMorgan Chase Bank, N.A. (as administrative agent) and the other lenders party thereto.

10.2

Amended and Restated Note Purchase and Private Shelf Agreement (including the forms of the notes issued thereunder), dated as of February 2, 2016, by and among Cubic Corporation, the Guarantors (as defined therein), PGIM, Inc. and the other purchasers party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2016	CUBIC CORPORATION

	By:	/s/ James R. Edwards
	Name:	James R. Edwards
	Title:	Senior Vice President, General Counsel & Secretary